UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 23, 2007
TSB Financial Corporation
(Exact name of Small Business Issuer as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

000-52223	20-4814503

(Commission File Number)	(IRS Employer Identification No.)
1057 Providence Road, Charlotte, North Carolina 28207
(Address of principal executive offices)
N/A

(Former name, former address and former fiscal year, if changed since last report)
(704) 331-8686
(Issuer’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item		Page

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Officer.
Effective May 23, 2007, the Board of Directors of TSB Financial Corporation (the “Registrant”) entered into Change-In-Control Agreements with certain executive officers of the Registrant, namely: John B. Stedman, Jr, Chief Executive Officer, R. Allan Schlick, Chief Credit Officer and Janet H. Hollar, Chief Financial Officer. Pursuant to the terms of the Change-In-Control Agreements the executive officers will receive continued payment of base salary for a period of 12 months after termination of employment following a “change in control” of the Registrant. In addition, the executive officers would receive an amount equal to the average bonus amounts paid during the two most recent fiscal years ending prior to the change in control, as well as twelve months of benefits provided to employees generally. The payments and benefits to be received pursuant to the Change in Control Agreements are subject to the limitations imposed by Section 280G of the Internal Revenue Code of 1986, as amended.
For purposes of the Change in Control Agreements, a “change in control” is generally defined to include a merger or similar transaction involving the Registrant in which the Registrant’s shareholders, as a group, receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Registrant’s assets, acquisitions of more than 20% of the Registrant’s common stock by any person or group other than a person or group who owned more than 5% of the Registrant’s common stock as of the date of the Change in Control Agreements, unless prior approval of the Registrant’s Board of Directors is received, certain instances in which the composition of the Registrant’s Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Registrant in a proxy statement or the acquisition of control of the Registrant under applicable federal banking laws.
To be entitled to the payments upon such a change in control, (a) an executive officer’s employment must be terminated by the Registrant or The Scottish Bank other than for cause, or (b) an executive officer must terminate his or her employment for good reason, in either cause within twelve months following the change in control. “Cause” is defined as material willful misconduct, use of alcohol or narcotics in a manner that affects their duties as an employee, conviction of a felony or misdemeanor involving moral turpitude, embezzlement or theft from the Registrant or The Scottish Bank or gross inattention to or dereliction of duty. “Good reason” generally means a material reduction in duties or a change in title resulting in material reduction in responsibilities or position, a material reduction in salary or bonus percentage, or relocation to an area farther than a specified distance from the principal office of the Registrant.
The foregoing summary of the Change in Control Agreements does not purport to be complete and is qualified in it entirety by reference to the Change in Control Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Change in Control Agreement, dated as of May 23, 2007, by and between the Registrant and John B. Stedman, Jr.

10.2	Change in Control Agreement, dated as of May 23, 2007, by and between the Registrant and R. Allan Schlick

10.3	Change in Control Agreement, dated as of May 23, 2007, by and between the Registrant and Janet H. Hollar

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSB Financial Corporation
By:	/s/ Jan H. Hollar
Jan H. Hollar
Executive Vice President and Chief Financial Officer

Dated May 24, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Change in Control Agreement, dated as of May 23, 2007, by and between the Registrant and John B. Stedman, Jr.

10.2	Change in Control Agreement, dated as of May 23, 2007, by and between the Registrant and R. Allan Schlick

10.3	Change in Control Agreement, dated as of May 23, 2007, by and between the Registrant and Janet H. Hollar